Exhibit 99.1
IT’S TIME TO MOVE
FORWARD AT
FORWARD
INDUSTRIES
A presentation by The Forward Thinking Group
December 2014

Disclaimer
This presentation is provided for discussion and general informational purposes only. It does not have regard to the specific investment objective, financial situation, suitability or the specific need of any specific person who may receive this presentation, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of Terence Wise, Howard Morgan, N. Scott Fine,
Eric Freitag, Michael Luetkemeyer, Darryl Keys and Sangita Shah (“The Forward Thinking Group”) and are
based on publicly available information with respect to Forward Industries, Inc. (“Forward” or the “Company”).
Certain financial information and data used herein have been derived or obtained from public filings, including filings made by the Company with the Securities and Exchange Commission (the “SEC”) and other sources.
The Forward Thinking Group has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate.
Except for the historical information contained herein, the matters addressed in this presentation are forward-
looking statements that involve certain risks and uncertainties. You should be aware that actual results may differ materially from those contained in the forward-looking statements.
The Forward Thinking Group shall not be responsible or have any liability for any misinformation contained in any SEC filing, any third party report or this presentation. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and pro forma information set forth herein are based on assumptions that The Forward Thinking Group believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such difference may be material.
The Forward Thinking Group reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. The Forward Thinking Group disclaims any obligation to update the information contained herein.
This presentation does not recommend the purchase or sale of any security. Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of any offer to buy any security.

Agenda
• Who is Terence Bernard Wise?
• The Financial Facts
• Improper Corporate Governance
• Destruction of Forward's Capital Structure
• A Vision for the Future

Who is Terence Bernard Wise?
My name is Terence Bernard Wise. I am Forward’s largest shareholder, holding
19.6% of Forward’s common stock, and I have served as a member of Forward’s
Board of Directors since 2012.
When I initially invested in Forward, I was motivated by my more than 35 years’
experience in manufacturing and sourcing in the Far East. I was determined to take an active role in Forward’s management, and I expected a strong return on my investment.
However, it has rapidly become clear that Forward’s Board is under the destructive control of Chairman Frank LaGrange Johnson, who has demonstrated no concern for Forward’s declining share price and the erosion of shareholder value.
I now find myself increasingly marginalized for asking too many questions about the mismanagement of the business and the disappearance of corporate funds and resources.
As a result, I am now appealing directly to Forward’s shareholders to help elect a slate of independent and highly-qualified nominees to bring the fresh perspective, objectivity and independence that Forward’s Board currently lacks.

THE FINANCIAL FACTS

On August 10, 2010, Johnson assumed Forward’s
Chairmanship – he has since handpicked the majority of
Forward’s Board and management team, including four of
the seven current directors and CEO Robert Garrett
Since then, Forward’s Board and management have only
proven wasteful, opaque and entrenched
No efforts to improve shareholder value have been made
Instead, Johnson and his affiliates have undertaken several
deeply troubling related-party transactions aimed at
funneling corporate funds to Johnson and his insiders

$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
8/9/10
2/9/11
8/9/11
2/9/12
8/9/12
2/9/13
8/9/13
2/9/14
8/9/14

Over 68% loss of share value

$1.05
  8/9/10  12/11/14
Stock Price $3.34  $1.05
Market Cap $26.6M  $8.87M
Enterprise Value $6.73M  $2.17M

Cash reserves have dropped over 65%
$19.9M
$6.5M

Balance sheet value has plunged from
$22.5M to $9.2M
59%

• $7.4M in losses over 2 years from failed retail
 operation
• $5.9M in losses over 3 years from OEM business
• Almost $1M in losses over 1 year from
 mismanagement of investment portfolio – almost half
 the portfolio’s size!
• Administrative fees wasted from twice relocating
 Forward’s HQ
• Legal fees wasted on defending multiple actions
 against Johnson and affiliates and needless litigation
 aimed at undermining the 2014 Annual Meeting
• Consultancy fees wasted on failed M&A strategy

Johnson initiatives have been burning
corporate funds

IMPROPER CORPORATE
GOVERNANCE

COO
Irvine,
California
Forward suffers from a dysfunctional
management team and weak Board
Over the past two months alone, two Johnson affiliates – Tim Gordon and
Owen King – have resigned from the Board and were replaced with lock-step
Johnson supporters
Headquarters
West Palm,
Beach,
Florida
CEO
New
York City

Investment Committee
Nominating and Governance Committee
Audit Committee
Compensation Committee
April 26, 2013 Special Committee
May 28, 2014 Special Committee
Joseph Mullin
Robert Neal
John Chiste

Johnson affiliates serve on all standing and special
committees – and are often the only members

In August 2012, the Board authorized an ostensibly low-risk
investment portfolio to be managed by Johnson and his
hedge fund, LaGrange Capital Administration
…for a 1% asset-based fee and a 20% performance fee
…Johnson has pursued a reckless strategy of high volume and volatile short-swing trading, including the purchase and sale of $88,600,000 and $87,300,000 of marketable securities, respectively, in FY 2013
…a strategy so irresponsible the Investment Committee has been forced to implement multiple rounds of trading restrictions on Johnson
= rampant mismanagement of corporate funds
$970,000 lost to-date – almost half
the size of the portfolio!
$25,000 in management fees in
Johnson’s pocket

In June 2013, a special committee of the Board (comprised
of Gordon, King and Chiste) unilaterally designated and
issued 6% senior convertible preferred stock
…without informing or seeking approval from the full Board
…offered only to Johnson insiders
…offered at no premium, despite preferential terms and senior ranking to common stock
= considerable stockholder dilution
Who participated?
• Grange Johnson
• Robert Neal
• Tim Gordon
• Tim Gordon’s father
• Other Johnson insiders
What are the terms?
• 6% cumulative dividend
• Veto right on common
  stock dividends
• Liquidation payment upon
  change of control in Board
  composition ($1.275M!)

In February 2014, Johnson and Garrett concluded a rental
agreement to lease office space in New York from
LaGrange Capital
…without informing or seeking approval from the full Board
…to be used only by Garrett, despite HQ being in Florida
…the initial agreement called for $2,500/month
…just two months later in April, Garrett increased the fee to
$12,700/month with no additional consideration
= disguised compensation
What are the terms?
We don’t know – the lease is a month-to-month
handshake agreement between Garrett and Johnson
that hasn’t been disclosed to the full Board

DESTRUCTION OF
FORWARD’S CAPITAL
STRUCTURE

Johnson and his affiliates are trying to significantly dilute
Forward’s existing shareholders through another issuance
of convertible preferred stock
• In July 2014, Johnson and his
 affiliates filed an application for
 the issuance of preferred stock
 representing over 20% of
 Forward's outstanding stock
 using the account of Forward's
 CFO without his knowledge or
 authority and without Board or
 shareholder approval
• After the 11-year veteran CFO
 reported the unauthorized filing,
 Johnson and his affiliates voted
 to fire him, leading to a serious
 federal whistleblower lawsuit
• Johnson and his affiliates
 pushed through a Board vote
 for the issuance of convertible
 preferred stock representing
 19.9% of Forward’s outstanding
 stock two days before the
 Annual Meeting December 8,
 2014 Record Date
• A New York court has enjoined
 the issuance, calling it “an
 incumbent board entrenchment
 tactic”

Johnson and his affiliates have been wasting
corporate funds on a failed M&A strategy
• Forward has spent
 upwards of
 $150,000 pursuing
 an M&A strategy
 with zero results
• Johnson has
 demanded an
 executive position
 as “Head of M&A” at
 an additional salary
 of $300,000/year
FORWARD 10-K
FISCAL 2013 RESULTS
West Palm Beach, Florida
December 12, 2013
“In addition to our organic growth and
diversification efforts,
we are beginning an active search process
to identify potential acquisition targets that
would be complementary to our existing
business and allow us to further leverage
our operating infrastructure. We anticipate
that this search process will be ongoing with
the goal of identifying prospective target
companies that, if acquired, would be accretive
to our organic results”

Johnson and his affiliates are pursuing an
acquisition that risks all of Forward’s existing
assets to enter into an entirely different industry
This acquisition would…
…commit Forward to acquire a company in the financial
publishing industry, which has zero synergy with our core
business and no accretive value
…commit Forward to assume over $15,000,000 in debt
financing at an extremely unfavorable interest rate
…pledge all of Forward's existing assets, which would be
forfeited in the likely event of default
…significantly stress the company without subjecting the
transaction to full Board involvement or a shareholder vote
= reckless, self-serving management

A VISION FOR THE
FUTURE

Dear Fellow Forward Shareholder,
As a shareholder, you must be wondering how Forward has been reduced to its current dismal state. I hope that we have been able to convey just how poor and self-serving the conduct of the
Johnson-led Board and management team has been.
As Forward’s largest investor, I want to see this activity halted and the company – with its healthy core business – return to profit.
My 35 years' experience in manufacturing and sourcing in the Far East, where I own two factories in mainland China, and my meetings with Forward’s major clients have convinced me that the business has a very strong and potentially highly profitable future. When I first invested and joined the Board, I submitted a restructuring plan that streamlined Forward’s sourcing operation in the Far
East, resulting in better quality control and improved supply chains, in addition to improved gross margins and a reduction in overhead, delivering $2,000,000 to the bottom line. And unlike our current Chairman and CEO, I have actually gone on the road with senior members of the sales team and met our clients to discuss their requirements.
I know this industry, I know this business and I know our clients.
If you agree that Forward has the potential to develop into profitable business, then please support my bid in removing the current Board and electing my new, independent nominees. I have sought out individuals with the requisite skills, expertise and contacts that Forward so desperately needs to return shareholder value.
Forward Industries can be turned around, but only with your support.

Our slate of director nominees is comprised of highly-
qualified and truly independent individuals, selected for
critical competencies and new perspectives
We represent a broad spectrum of both public and private
business experience, including executive management and
director positions at NASDAQ-listed companies, in addition
to expertise in the medical device sector
We are committed to rebuilding a Board predicated on the
principles of objectivity, independence and transparency

Michael Luetkemeyer
•    Former CFO of TranS1, Inc., a NASDAQ-listed medical device company, from April 2007 through March 2010
•    Independent consultant in the areas of strategic planning, financial management and infrastructure development
•    Former SVP, CFO and director of Micromuse, Inc., a NASDAQ-listed provider of network management software, from October 2001 to May 2006
•    Mr. Luetkemeyer will bring extensive financial and accounting experience to the Board
N. Scott Fine
•    Investment banker for over 35 years, having previously worked since 2007 for Scarsdale Equities LLC
•    Former Vice Chairman and Lead Director of Central European Distribution
    Corporation, a multi-billion dollar alcohol beverage company
•    Advisor for companies such as Research Medical, Derma Sciences, and
    Interleukin Genetics
•    Vice Chairman and Lead Director of CTD Holdings, Inc., a specialty biopharmaceutical manufacturing and marketing company
•    Mr. Fine will bring crucially needed experience in corporate finance and restructuring and M&A strategy to the Board

Eric Freitag
•    Group Director of Product Innovation for R/GA, an international digital advertising agency, focusing on brand development and technology
•    Specializes in the healthcare sector with extensive experience working with pharmaceutical, medical device and healthcare provider clients
•    Former Global Director of Healthcare Practice and Director of Engineering
    Services at Smart Design, an innovation consulting firm
•    Mr. Freitag will bring crucially needed experience in product design and strategic innovation to the Board
Howard Morgan
•    Independent director of Forward since February 2012
•    Managing Director of The Justwise Group Limited, a consumer durable products company, since 1997, having previously been employed by
    Justwise in various senior executive roles since 1989
•    Director of Eurofresh, a wholesale distribution company of fresh produce, since March 2013
•    Mr. Morgan, a veteran of 25 years' experience dealing with manufacturers across the Far East, brings significant business management and operational skills and experience to the Board

Terence Bernard Wise
•    Served as a director of Forward since February 2012
•    Over 30 years' experience in the furniture, plastics, luggage and accessories industries
•    Principal and Chairman of The Justwise Group Limited, which he founded in
    1977, a company that specializes in the procurement of consumer durable products from Asia and is an established supplier to a list of major UK multi-
    channel retailers
•    Principal of Forward Industries Asia-Pacific Corporation
•    In addition to his business management skills and extensive knowledge of
    Far Eastern manufacturing, as the owner of two furniture factories in mainland China, Mr. Wise also delivers extensive production experience and expertise to the Board

Forward’s sourcing arrangement with Terry Wise’s
company, Forward Industries Asia-Pacific
Corporation, has produced the only source of
positive financial growth
FORWARD 10-Q
FIRST QUARTER RESULTS
February 11, 2013
“…we continue to see the underlying strength of our OEM business, as evidenced by the 13% growth in our top line and the 1.8% improvement in our gross margin in the 2013 quarter. The higher gross margin primarily reflects the cost savings achieved through the restructuring of our Asia-based sourcing and quality assurance operations…we are pleased that our Asia-
based sourcing agent has made meaningful progress in improving the quality of our products and diversifying our supplier base. We believe these to be two of the critical components to achieving our goal of restoring our gross margins to levels seen as recently as fiscal 2010, insofar as they better position us to negotiate reduced material costs with our suppliers and manage pricing, quality, and service challenges we face with our customers."

We intend to:

1) Reinvigorate executive management to work
collaboratively with HQ and implement a focused
business strategy to deliver shareholder value

2) Develop our sales offering to broaden product
categories and custom-made solutions while
implementing a cohesive and global sales strategy

3) Streamline Forward’s operations, prioritizing
efficiency and shareholder transparency

Action Plan: The First 90 Days
10 Days After AGM
• Replace Rob Garrett with interim CEO,
 Mike Luetkemeyer
• Appoint new Chairman
• Determine standing committee
 membership and appoint directors
• Interim CEO to meet with existing
 executive management and global sales
 team
• Communicate to employees and
 suppliers that Forward is ready to
 embrace a directional strategy of
 sustained growth
• Hold company-wide meeting to introduce
 interim CEO and new Board to outline
 short- and long-term goals
• Determine new legal representation and
 corporate secretary
20 Days After AGM
• Interim CEO and Audit Committee to meet with
 outside auditors
• Interim CEO to meet with key US and overseas
 customers
• Interim CEO to communicate short- and medium-
 term growth strategies to merchants, vendors and
 other key constituents
• Public relations campaign to the broader vendor
 community regarding long-term growth strategies and
 building core business
• Assessment of customer data, vendor terms and
 relationships, personnel skill gaps, technology
 infrastructure and operations
• Engagement of executive recruiter to help assess
 senior management and identify new executive
 management, including appointment of new CFO
• New Board committees to meet to assess
 governance, Bylaws, and compensation
• Board discussion regarding potential new after-sales
 product division
• Prepare new incentivized sales growth strategy

Action Plan: The First 90 Days
40 Days After AGM
• Engagement of executive recruiter to find
 permanent CEO
• Board meeting to amend Bylaws based
 on input from lawyers and governance
 experts to provide for best practices
• Board to adopt new Board compensation
 structure to better align incentives, on
 advice of executive compensation
 consultant
• Work to begin identifying new routes to
 market and broadened product categories
• Assessment of customer base and how to
 best extend the relationship with major
 accounts
• New social media plan to be implemented
 to facilitate regular communication with
 the customer base
70 Days After AGM
• Complete assessment and transition plans, where
 required, of senior management team with executive
 recruiter, with an agreed action plan
• Complete assessments on technology, operations
 and vendor relationships, with an agreed action plan
• Creation of new and improved Forward website
90 Days After AGM
• Name permanent CEO
• Complete assessment of after-sales project
• Launch public relations and marketing efforts aimed
 at attracting new customers

We can return shareholder value with
the skill, expertise and analytical rigor
Forward needs

<< New Management >>
•Forward needs a CEO who actively promotes the business
and develops our client networks
•Shareholders are not being effectively represented by
executives who are based thousands of miles away from
the Florida HQ and remain disengaged from Forward’s
core business and clientele
•We intend to engage talented executives who have the
relevant experience to execute a growth strategy and are
committed to engaging with our customer base and
operating from our HQ
We will perform the necessary evaluation of Forward’s
management to streamline operations and increase
excellence and efficiency

<< Broadening the Sales Offering >>
• We intend to further develop our ‘Compliance Solutions’ concept to broaden our customer offerings, including providing larger customers with technical and compliance assistance
• We intend to consider potential acquisitions that strengthen our core business and can be responsibly integrated into our
  business model
• We intend to investigate the possibility of running a retail website, which would offer quality diabetic kit cases to the after-
  sales market
• We intend to actively pursue public relations and social media campaigns to increase our customer base
Developing our sales offerings will facilitate
communication with new customers and permit
collaborations with existing clients

<< Ensuring Operational Excellence >>
• We intend to conduct a full review of Forward’s cost
  structure with an eye towards operating leanly, reducing
  overhead and rationalizing Board pay
• We intend to prioritize establishing responsive and open
  communication practices with shareholders
• We intend to ensure best-in-class shareholder information
  and transparency concerning key performance indicators
  such as mix, segment profitability, customer loyalty and
  vendor concentration
We will aim to reduce costs, expand distribution,
optimize the balance sheet and treat shareholders and
employees with the respect they deserve

Don’t Allow the Value Destruction to Continue
We Urge You to Vote on the GOLD Proxy Card Today
If you have questions or need assistance in voting your shares, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED
Stockholders call toll-free: (877) 800-5187
Banks and Brokers call collect: (212) 750-5833